                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Fiserv, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 25, 1999

                              CUSIP # 337738-10-8

To the Shareholders of Fiserv, Inc.:

The Annual Meeting of Shareholders of Fiserv, Inc. (the "Company") will be held at the Corporate Offices on Thursday, March 25, 1999, at 10:00 a.m., Central Standard Time, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

        1. To elect four Directors to serve for a three-year term expiring in 2002, and in each case until their successors are elected and qualified;

        2. To approve the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1999;

        3. To approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of the Company's Common Stock from 150,000,000 to 300,000,000; and

        4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 8, 1999, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors



Charles W. Sprague
Secretary
February 23, 1999

YOUR VOTE IS IMPORTANT. THE PROXY STATEMENT IS INCLUDED WITH THIS NOTICE. TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS ATTENDING THE MEETING MAY WITHDRAW THEIR PROXIES AT ANY TIME PRIOR TO THE EXERCISE THEREOF AS FURTHER DESCRIBED HEREIN.

                                PROXY STATEMENT

Solicitation of Proxies

     This Proxy Statement is being mailed on or about February 23, 1999, to the holders of record as of February 8, 1999, of common stock ("Common Stock") of Fiserv, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies in the enclosed form for the Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will held at the Company's offices, 255 Fiserv Drive, Brookfield, Wisconsin 53045, at 10:00 a.m., Central Standard Time, on March 25, 1999, and at any and all adjournments or postponements thereof. Pursuant to the Wisconsin Business Corporation Law, a shareholder may revoke a writing appointing a proxy either by giving notice to the Company in writing or in open meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary written notice thereof (Charles W. Sprague, Executive Vice President, General Counsel and Secretary, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.

     The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mail, by directors, officers and regular employees of the Company, without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

     Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by or a director of the Company, or any of its affiliates.

Purposes of Annual Meeting

     The Annual Meeting has been called for the purposes of (i) electing four Directors to serve for a three-year term expiring in 2002; (ii) approving the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1999; (iii) increasing the number of authorized shares from 150,000,000 to 300,000,000; and (iv) transacting such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The persons named as proxies in the enclosed proxy have been selected by the Board of Directors and will vote shares represented by valid proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote (i) to elect as Directors the nominees noted herein; (ii) for approval of the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1999; and (iii) to increase the number of authorized shares of the Company's Common Stock from 150,000,000 to 300,000,000. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the proxy to vote in favor of the election of such nominee or nominees will be voted for such other person as the Board of Directors may recommend.

     The Company has no knowledge of any other matters to be presented at the Annual Meeting. In the event other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons named in the proxy will vote in accordance with their best judgment on such matters.

Voting Securities

     The Board of Directors has fixed the close of business on February 8, 1999, as the record date (the "Voting Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were __________ shares of Common Stock outstanding and entitled to vote, and the Company had no other class of securities outstanding. All of these shares are to be voted as a single class, and each holder is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, shall constitute a quorum for the transaction of business. A quorum being present, all matters, other than the election of directors, shall require the affirmative vote of a majority of the total votes cast in person or by proxy in order to be approved. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions will be included in the determination of shares present and voting for purposes of determining whether a quorum exists. Broker non-votes will not be so included. Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information with respect to the beneficial ownership of Common Stock as of December 31, 1998 (except as otherwise noted below) by (i) each shareholder known to the Company to own beneficially more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "Commission"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) each Director and Director nominee of the Company; (iii) each of the executive officer(s) of the Company appearing in the Summary Compensation Table on page 8; and (iv) all Directors and executive officers as a group.

                                       Number of Shares of     Options Exercisable
                                          Common Stock         Within 60 Days After
Name                                Beneficially Owned (1)(2)   December 31, 1998    Percent of Class*
------------------------------------------------------------------------------------------------------
George D. Dalton..................         1,053,698                 85,050                1.2%
Leslie M. Muma....................           816,387                 73,811                **
Donald F. Dillon..................         3,356,643                 45,132                3.9%
Kenneth R. Jensen.................           659,636                 56,701                **
Frank R. Martire..................           217,325                 14,550                **
Thomas P. Gerrity.................             1,000                      0                **
Gerald J. Levy....................            81,610                  3,345                **
L. William Seidman................            45,607                  3,345                **
Thekla R. Shackelford.............            15,720                  3,345                **
All Directors and executive
officers as a group (17 persons)..         7,556,568                351,510                8.8%

*    As of the Voting Record Date.

** Amount represents less than 1% of the total number of shares of Common Stock outstanding on the Voting Record Date.

(1) Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Each person on the above table disclaims beneficial ownership of shares owned by his or her spouse, minor children or other relatives.

(2) Includes shares which are subject to outstanding options exercisable within 60 days after December 31, 1998, as set forth above.

                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Matter 1. Election of Directors

     The following is a summary of certain information concerning the nominees for Director and continuing Directors of the Company. There are no family relationships among any of the directors and/or executive officers of the Company. No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

Nominees for three-year term expiring in 2002:

     Donald F. Dillon (age 58) was elected to and named Vice Chairman of the Board of Directors of the Company in May 1995. In 1976, Mr. Dillon and an associate founded Information Technology, Inc. ("ITI"), a turnkey software company, which has grown to become a leading national provider of banking software and services. ITI was acquired by the Company in May 1995, and Mr. Dillon continues in his position as Chairman of ITI. From 1966 to 1976, Mr. Dillon was with the National Bank of Commerce, Lincoln, Nebraska, and served most recently as Senior Vice President - Information Management Division. Mr. Dillon has over 30 years of experience in the financial and data processing industries. He also serves as Secretary of the Board of Trustees and Executive Committee Member for Doane College in Crete, Nebraska, and is a Member of the Board of Trustees for the University of Nebraska and a Member of the University of Nebraska's Directors Club.

     Principal Occupation: Vice Chairman of the Board of Directors of the
                           Company, Chairman of ITI.

     Thomas P. Gerrity (age 57) was appointed to the Board of Directors in December 1998. Mr. Gerrity is the 11th Dean of the University of Pennsylvania's Wharton School, and a leading authority on the strategic use of information technology. Mr. Gerrity was the founder and Chief Executive Officer for 20 years of the Index Group (now CSC Index), one of the world's leading consulting firms in business reengineering and information technology strategy. Prior to coming to Wharton, he was President of CSC Consulting, the worldwide commercial professional services division of Computer Sciences Corporation and the parent of CSC Index. He currently serves on the Board of Directors of CVS Corporation (retail), Fannie Mae (mortgage), Knight-Ridder (newspaper), Reliance Group Holdings, Inc. (insurance), IKON Office Solutions (distributor), Sunoco, Inc. (oil refining and marketing), and is a trustee of MAS Funds (family of institutional investment funds). Mr. Gerrity also serves on advisory boards for the publication Directors & Boards and the University of Pennsylvania's Institute for Human Gene Therapy.

     Principal Occupation: Dean of The Wharton School of the University of
                           Pennsylvania.

     Gerald J. Levy (age 66) has been a Director of the Company since 1986. He is known nationally for his involvement in various financial industry memberships and organizations. Mr. Levy is a past Director and Chairman of the United States League of Savings Institutions, and served as Chairman of its Government Affairs Policy Committee. Since 1959, Mr. Levy has served Guaranty Bank, S.S.B., Milwaukee, Wisconsin, in various capacities, including Chief Executive Officer from 1973 to the present. He also serves as Director of Guaranty Bank, S.S.B., Guaranty Financial M.H.C., the holding company of Guaranty Bank, S.S.B., all in Milwaukee, Wisconsin, and Republic Mortgage Insurance Company, Winston Salem, North Carolina.

     Principal Occupation: Chief Executive Officer of Guaranty Bank, S.S.B.
                           since 1984.

     Leslie M. Muma (age 54) has been a Director of the Company since it was established in 1984, and was named Vice Chairman of the Board of Directors in 1995. From 1971 to 1984, Mr. Muma was the President of one of the Company's predecessors, Data Management Resources, Inc., a wholly owned subsidiary of Freedom Savings & Loan Association, Tampa, Florida. Mr. Muma has over 30 years of data processing experience. He also serves as a Director of MGIC Investment Corporation (mortgage insurance), Milwaukee, Wisconsin.

     Principal Occupation: Vice Chairman of the Board of Directors of the
                           Company, President and Chief Operating Officer of the Company.

     The affirmative vote of a plurality of the votes cast is required for the election of directors. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the above-described nominees.

     The Board of Directors recommends that you vote FOR the election of the nominees for director.

Information With Respect to Continuing Directors

Continuing terms expiring in 2000:

     George D. Dalton (age 70) has been Chairman of the Board of Directors since it was established in 1984. From 1964 to 1984, Mr. Dalton was President of one of the Company's predecessors, First Data Processing, Inc., a subsidiary of First Bank System, Inc. Mr. Dalton has over 40 years of data processing experience. He also serves as a Director of ARI Network Services, Inc. (sales network software), Milwaukee, Wisconsin, APAC TeleServices, Inc. (telemarketing), Deerfield, Illinois, Clark/Bardes, Inc. (insurance/benefits), Dallas, Texas, and Fiduciary Management, Inc. (investment funds), Milwaukee, Wisconsin. Mr. Dalton is Chairman-elect of the Milwaukee School of Engineering.

     Principal Occupation: Chairman of the Board of Directors and Chief
                           Executive Officer of the Company.

     L. William Seidman (age 77) has been a Director of the Company since 1992. Mr. Seidman became Chairman of the Federal Deposit Insurance Corporation in October 1985 and Chairman of the Resolution Trust Company in 1989, and held such positions until October 1991. From 1982 to 1985, he was Dean of the
College of Business at Arizona State University, Tempe, Arizona.   From 1977 to
1982, he was Vice Chairman and Chief Financial Officer of Phelps Dodge Corporation. Mr. Seidman was President Gerald Ford's Assistant for Economic Affairs from 1974 to 1977. From 1968 to 1974, he was managing partner of
Seidman & Seidman, Certified Public Accountants.   He served as Chairman in 1970
and Director of the Detroit Branch of the Federal Reserve Bank of Chicago from 1966 to 1970. He also was Special Assistant for Financial Affairs to Michigan Governor George Romney from 1963 to 1966. Mr. Seidman also serves as a Director of Clark/Bardes, Inc. (insurance/benefits), Dallas, Texas, and Intellidata, Inc., Herndon, Virginia.

     Principal Occupation: Chief Commentator for CNBC-TV, Publisher of Bank
                           Director Magazine and Industry Consultant.

Continuing terms expiring in 2001:

     Kenneth R. Jensen (age 55) has been Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and a Director of the Company since it was established in 1984. He became Senior Executive Vice President of the Company in 1986. In 1983, Mr. Jensen was Chief Financial Officer of SunGard Data Systems, Inc., a computer services company. From 1968 to 1982, Mr. Jensen was a founder and Chief Financial Officer of Catallactics Corporation, a financial services company, and from 1974 to 1980, also was Chief Financial Officer of Market Research Corporation of America. Mr. Jensen has over 35 years of experience in the data processing industry.

     Principal Occupation: Senior Executive Vice President, Chief Financial
                           Officer, Treasurer and Assistant Secretary of the Corporation.

     Thekla R. Shackelford (age 64) was appointed a Director of the Company in 1994. Ms. Shackelford is an Educational Consultant and served as President of the National Professional Association for Education Consultants from 1987-1988. Prior to 1987, she was Director of Development of the Buckeye Boys Ranch located in Columbus, Ohio. She currently is serving as Chairman of the I KNOW I CAN scholarship board in Columbus, Ohio, and is a director of Banc One Corporation (banking) headquartered in Chicago, Illinois, and Wendy's International, Inc. (restaurants), headquartered in Columbus, Ohio. Ms. Shackelford is the recipient of numerous awards for community service and educational achievements.

     Principal Occupation: Educational Consultant.

Matter 2. Appointment of Auditors

     The Company's independent auditors for the fiscal year ended December 31, 1998, were Deloitte & Touche LLP, Milwaukee, Wisconsin. The Board of Directors of the Company has recommended that Deloitte & Touche LLP be reappointed to perform the audit of the Company's financial statements for the fiscal year ending December 31, 1999. A representative of Deloitte & Touche LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions with respect to that firm's audit of the Company's financial statements and records for the fiscal year ended December 31, 1998.

     The affirmative vote of a majority of the shares represented, in person or by proxy, at the Annual Meeting is required for approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors. Although shareholders are not legally required to approve the appointment of the Company's auditors, the Company nonetheless has traditionally permitted shareholders to approve the appointment. In the event this proposal is not approved, the Board of Directors will re-evaluate its recommendation. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the above proposal.

     The Board of Directors recommends that shareholders vote FOR the proposal to reappoint Deloitte & Touche LLP as the Company's independent auditors.

Matter 3. Increase in Authorized Shares of Common Stock

     The Articles of Incorporation of the Company presently authorize the issuance of 150,000,000 shares of Common Stock, of which __________ were outstanding as of February 8, 1999, and 2,570,000 shares were reserved as of such date for issuance upon the exercise of stock options issued by the Company. Consequently, only __________ shares of Common Stock are available to be used for any other purposes, including stock splits. Therefore, the Board of Directors has proposed an increase in the number of authorized shares of Common Stock from 150,000,000 to 300,000,000.

     Except for shares reserved for issuance upon the exercise of stock options, none of the shares of Common Stock which would be authorized if this proposal is adopted by the shareholders have been earmarked for any specific purpose, but future issuance of such shares could be authorized by the Board of Directors without obtaining shareholder approval.

     The affirmative vote of a majority of the shares represented, in person or by proxy, at the Annual Meeting is required for approval to adopt the amendment to the Articles of Incorporation.

     The Board of Directors recommends a vote FOR the proposed increase in authorized shares of Common Stock.

Meetings of the Board of Directors and Committees of the Board of Directors

     The Board of Directors held four regular meetings during fiscal 1998. During fiscal 1998, each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors ("Committees") held during his or her tenure as a Director or Committee member. The Board of Directors has standing Compensation and Audit Committees.

     The Compensation Committee evaluates the performance of the Company's executive officers, approves executive officer compensation and reviews management's recommendations as to the compensation of other key personnel, acts as the nominating committee for officers and directors and makes recommendations to the Board of Directors regarding the types, methods and levels of director compensation, administers the compensation plans for the officers, directors and key employees, and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The members of the Compensation Committee are Messrs. Levy (Chairman) and Seidman, and Ms. Shackelford. The Compensation Committee held one meeting during the year ended December 31, 1998.

     The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent public accountants and reviews with these accountants the Company's management policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews with the independent accountants the financial statements, auditor's reports and management letter of the independent accountants. The Audit Committee reviews and evaluates Conflict of Interest statements and discharges certain other responsibilities of the Board of Directors when so instructed by the Board of Directors. The members of the Audit Committee are Messrs. Levy (Chairman) and Seidman, and Ms. Shackelford. The Audit Committee held four meetings during the fiscal year ended December 31, 1998.

Compensation of Directors

     Directors who are officers or employees of the Company receive no compensation for service as members of the Board of Directors of the Company or for service on committees of the Board of Directors. A director who is not an officer or employee of the Company receives an annual fee of $16,000 for service on the Board of Directors of the Company, plus $1,200 for attendance at Board of Director meetings. Each outside director is granted options to acquire, at fair market value, 12,000 shares of common stock of the company upon election to each new three-year term and options on 400 shares for attendance at Board of Director meetings. The options granted may be exercised 20% per year and expire 10 years from the date of the award.

Compensation of Executive Officers

     The following table sets forth in summary form all compensation, as defined in regulations of the Commission, paid or accrued by the Company and its subsidiaries during each of the three years ended December 31, 1998, to the Company's Chief Executive Officer and the next four highest paid executive officers whose total annual salary and bonus for the fiscal year ended December 31, 1998, exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                                 Annual              Compensation
                                             Compensation(2)    ---------------------
                                           -------------------    Number of Shares        All Other
Name and Principal Position          Year   Salary   Bonus(1)   Subject to Options(3)  Compensation(4)
-----------------------------------  ----  --------  ---------  ---------------------  ---------------

George D. Dalton                     1998  $650,000  $300,000                 151,875         $14,400
   Chairman of the Board,            1997   600,000   170,000                  88,087          14,400
   Chief Executive Officer           1996   560,000    90,000                  92,644          12,000

Leslie M. Muma                       1998   580,000   268,000                 131,625          14,400
   Vice Chairman of the Board,       1997   535,000   150,000                  76,444          14,400
   President, Chief Operating        1996   500,000    50,000                  80,494          12,000
   Officer

Donald F. Dillon                     1998   315,000   210,000                 116,437          14,400
   Vice Chairman of the Board,       1997   300,000   270,000                  67,584          14,400
   Chairman of Information           1996   208,800   203,000                  41,638          12,000
   Technology, Inc.

Kenneth R. Jensen                    1998   450,000   208,000                 101,250          14,400
   Senior Executive Vice             1997   415,000    80,000                  58,725          14,400
   President, Director, CFO and      1996   395,000    75,000                  61,762          12,000
   Treasurer

Frank R. Martire                     1998   324,000   154,000                  53,100          14,400
   Corporate Executive               1997   308,000    77,000                  12,450          14,400
   Vice President,                   1996   275,000     8,250                   7,200          12,000
   President-Bank and
   Credit Union Group

--------------------------------------------------------------------------------

(1)  Bonus payments are discretionary.

(2) Perquisites provided to the named executive officers by the Company did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.

(3)  Adjusted to recognize 3-for-2 stock split effective May 29, 1998.

(4) Amounts shown in this column represent the Company's contributions on behalf of the named executive officers under the Company's 401(k) Plan for the fiscal years ended December 31, 1996 and 1997. The amount shown for fiscal 1998 is estimated.

     The following table sets forth certain information concerning individual grants of stock options to those individuals listed in the Summary Compensation Table during the fiscal year ended December 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
---------------------------------------------------------------------------------------------------
                                       % of Total                             Potential Realizable
                                        Options                              Value at Assumed Rates
                                       Granted to    Exercise                    of Stock Price
                          Options     Employees in     Price    Expiration        Appreciation
         Name            Granted(1)  Fiscal Year(2)   ($/Sh)       Date        for Option Term(3)
         ----            ----------  --------------  ---------  ----------  ------------------------
                                                                                5%          10%
                                                                            ----------   ----------
George D. Dalton           151,875        8.5          36.00     2/23/08    $3,438,481   $8,713,787
Leslie M. Muma             131,625        7.4          36.00     2/23/08     2,980,017    7,551,949
Donald F. Dillon           116,437        6.5          36.00     2/23/08     2,636,158    6,680,541
Kenneth R. Jensen          101,250        5.7          36.00     2/23/08     2,292,321    5,809,191
Frank R. Martire            53,100        3.0          36.00     2/23/08     1,202,195    3,046,598

(1) The Company's Stock Option Plan provides for grants of Common Stock to employees and directors. In general, the options are granted with an option price not less than the fair market value of the underlying shares on the date of grant, with 20% of the options becoming exercisable annually and expiring 10 years from the date of the grant.
(2) Options to purchase 1,784,803 shares of Common Stock were granted to employees under the Company's stock option plan during the fiscal year ended December 31, 1998.
(3) Amount shown represents the potential realizable value, net of the option exercise price, assuming that the underlying market price of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

     The following table sets forth certain information concerning the exercise of stock options granted under the Company's stock option plans by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                            Value of
                                                          Number of                        Unexercised
                                                         Unexercised                      In-the-Money
                      Number of                            Options                         Options at
                       Shares                         at Fiscal Year End               Fiscal Year End(1)
                      Acquired      Value     ---------------------------------------------------------------
       Name          on Exercise   Realized   Exercisable      Unexercisable       Exercisable  Unexercisable
       ----          -----------  ----------  -----------  ----------------------  -----------  -------------
George D. Dalton          0           0         483,872           229,940          $17,285,535    $5,162,070

Leslie M. Muma            0           0         500,299           199,464           18,604,308     4,479,487

Donald F. Dillon          0           0          75,302           150,357            1,878,304     3,068,645

Kenneth R. Jensen         0           0         384,341           153,294           14,291,821     3,441,373

Frank R. Martire       108,540    $3,210,905    197,770            52,830            7,390,988       950,323

(1) The value of Unexercised In-the-Money Options is based upon the difference between the fair market value of the stock options and the exercise price of the options at December 31, 1998.

Compensation Committee Report on Executive Compensation

          The Compensation Committee of the Board of Directors is responsible for establishing compensation for the Company's Chairman and Chief Executive Officer, Vice Chairman and Chief Operating Officer, Vice Chairman and Chairman of Information Technology, Inc. and its Senior Executive Vice President and Chief Financial Officer (the "Executives"). In so doing, the Committee has developed and implemented compensation policies and programs which seek to enhance the long-term profitability of the Company, thereby contributing to the value of shareholders' investment.

          In addition to annual cash compensation, the Committee establishes criteria pursuant to which the Executives may also qualify for the award of options to acquire the Company's common stock at a price equal to market value on the date of grant. Awards are based 75% on growth in earnings per share ("EPS") and 25% on revenue growth. If the revenue growth percentage exceeds that for EPS, the EPS growth percentage will replace the revenue growth percentage in determining awards. The minimum growth required to earn awards is 10% and the maximum annual award to any executive is 300,000 shares.

          Mr. Dalton's 1998 Compensation. Compensation for the Chief Executive Officer aligns with the philosophy and practices discussed above for the other senior executive officers. At the beginning of each year, the Compensation Committee sets a target bonus amount for the Chief Executive Officer. For 1998, as in 1997, Mr. Dalton's performance goals were established based on strategic and financial measurements, including a target level of earnings per share and implementation of the Company's acquisition and internal growth strategies. Of these factors, the Company's target level of earnings per share carried a significantly greater weight than the aggregate weight assigned to the remaining factors. Mr. Dalton's incentive compensation for 1998 reflects favorable achievement of the established performance objectives, particularly earnings per share and revenue growth, the key determinants of Mr. Dalton's incentive compensation.

          The Compensation Committee awarded Mr. Dalton stock options in accordance with the criteria described above for other senior executives.

          Based upon the Company's performance over the past five years when compared to companies comprising the S&P 500 and its NASDAQ Computer and Data Processing Services Industry Group, it appears that the level of executive compensation is commensurate with that which is being paid to senior executives by other companies in similar businesses.

          Committee Members:  Gerald J. Levy, Chairman
                              L. William Seidman
                              Thekla R. Shackelford

Stock Price Performance Graph

     The graph below compares the cumulative total return during the period 1994-98 for the Company's Common Stock, the S&P 500 Index and the NASDAQ Computer and Data Processing Services Index (the "NASDAQ Industry Index").

     The following graph assumes $100 invested on December 31, 1993, in each of Company Common Stock, S&P 500 Index and NASDAQ Computer and Data Processing Services Index and reinvestment of all dividends paid during the five-year period ending December 31, 1998.



             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                        FISERV, INC., S&P 500 INDEX AND
              NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDEX
      (Assumes initial investment of $100 and reinvestment of dividends.)


                                 1993   1994   1995   1996   1997   1998
                                 -----  -----  -----  -----  -----  -----
Fiserv, Inc.                     100.0  111.7  155.9  190.9  255.2  400.8
S&P 500                          100.0  101.3  139.4  171.4  228.6  293.9
Nasdaq Computer and Data         100.0  121.4  184.9  228.2  280.3  501.7
  Processing Services Index

                                       11

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons owning in excess of 10% of the shares of the Common Stock outstanding to file reports of ownership and changes in ownership with the Commission. Officers, directors and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.
     Based upon a review of the information furnished to the Company, the Company believes that during the fiscal year ended December 31, 1998, its officers and directors complied with all applicable Section 16(a) filing requirements.

Shareholder Proposals for the 2000 Annual Meeting

     Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders, which is scheduled to be held in March 2000, must be received at the corporate offices of the Company, 255 Fiserv Drive, Brookfield, Wisconsin 53045,
Attention: Charles W. Sprague, Executive Vice President, General Counsel and Secretary, no later than October 20, 1999. If such proposal is in compliance with Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Annual Report

     The Annual Report of the Company for the fiscal year ended December
31, 1998, will be mailed to each shareholder on or about February 23, 1999. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed by the Company with the SEC, will be furnished without charge to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of Common Stock of the Company on the record date for the Annual Meeting.

     Requests and inquiries should be addressed to Charles W. Sprague.


                                       By Order of the Board of Directors,



                                       Charles W. Sprague
                                       Secretary

Brookfield, Wisconsin
February 23, 1999

                                 Fiserv, Inc.
                               255 Fiserv Drive
                             Brookfield, WI  53045
                                (414) 879-5000


Fiserv, Inc. is located in the Brookfield Lakes Corporate Center. It is approximately 25 minutes from Milwaukee General Mitchell International Airport and 20 minutes from downtown Milwaukee.

From Chicago, go north on I-94 to Milwaukee. After entering Wisconsin, you will pass through Racine and Kenosha. Approaching Milwaukee, watch for the I-894 bypass. This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Milwaukee's Mitchell International Airport, take I-94 north to Milwaukee. As you approach Milwaukee, take I-894 (bypass). This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Moorland Road, go north approximately 3/4 mile (two stoplights) to Bluemound Road/Highway 18. Turn left (west) on Bluemound Road and continue approximately 1-1/2 miles (five stoplights), turning left at the stoplight into the entrance to Brookfield Lakes Corporate Center (you will see the Wyndham Gardens Hotel at this entrance).

Traveling from the west, exit I-94 at Bluemound Road/Highway 18. Go east on Bluemound Road approximately 1-1/2 miles (six stoplights), turning right at the stoplight into the entrance to Brookfield Lakes Corporate Center.

Once inside Brookfield Lakes, take Corporate Drive approximately 1/4 mile to Fiserv Drive and turn right. Fiserv Drive leads directly to the Fiserv headquarters.

[logo goes here]


255 Fiserv Drive
Brookfield, Wisconsin 53045

                                  Fiserv, Inc.
          This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints George D. Dalton, Leslie M. Muma and Charles W. Sprague as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Fiserv, Inc. (the "Corporation") held of record by the undersigned on February 8, 1999, at the Annual Meeting of Shareholders to be held on March 25,1999, or any adjournment thereof.


1.  ELECTION OF FOUR DIRECTORS TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2002:

    [ ] FOR all nominees and their term listed below
        (except as written to the contrary on the line provided)

    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

    For a term expiring in 2002:  D.F. Dillon, T.P. Gerrity,
    G.L. Levy & L.M. Muma     _______________________________

    (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided above.)

2. PROPOSAL TO APPROVE THE REAPPOINTMENT OF Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Corporation and subsidiaries for 1999:

    [ ] FOR       [ ] AGAINST    [ ] ABSTAIN

3. PROPOSED INCREASE IN AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000.

    [ ] FOR       [ ] AGAINST    [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

DATED: __________________, 1999                   ___________________________
       Please check lower box if appropriate              Signature

       [ ] YES, I WILL ATTEND THE ANNUAL          ___________________________
           MEETING ON MARCH 25, 1999               Signature if held jointly

PLEASE SIGN exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY